SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  July 31, 1997 (July 26, 1997)

                             PROFORMIX SYSTEMS, INC.
               (Exact name of Registrant as specified in charter)

        Delaware                  33-20432-FW                   75-2228828
(State or other jurisdic-         (Commission                 (IRS Employer
 tion of incorporation)           File Number)              Identification No.)

 50 Tannery Road, Branchburg, NJ                                   08876
(Address of principal executive offices)                         (Zip Code)

Registrant's telephone number, including area code (908) 534-6400

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Item 4.  Change in Registrant's Certifying Accountant

     On July 26, 1997, the Registrant dismissed its former independent accountants Feldman Radin & Co., P.C. ("FRC") and engaged Rosenberg, Rich, Baker, Berman & Company to audit the Registrant's consolidated financial statements. The decision to change independent accountants was recommended and approved by the Registrant's Board of Directors.

     FRC served as independent accountants of the Registrant's financial statements for the years ended December 31, 1996 and 1995. The reports of FRC on the Registrant's financial statements for the years ended December 31, 1996 and 1995 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. In connection with its audits for the years ended December 31, 1996 and 1995, and during the fiscal year 1997 prior to FRC's dismissal, the Registrant had no disagreements with FRC on matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of FRC would have caused them to make reference thereto in their report on the financial statements for such years.

     The Registrant has requested that FRC furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statement. A copy of such letter, dated July 31, 1997, is filed as Exhibit "16" to this Form 8-K.


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                                   Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         PROFORMIX SYSTEMS, INC.
                                         (Registrant)

July 28, 1997                            By: /s/ Michael G. Martin
                                            ---------------------------------
                                             Michael G. Martin, President


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